                                                                    EXHIBIT 99.3

                               (front of card)
                           USA WASTE SERVICES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS


       SOLICITED BY THE BOARD OF DIRECTORS OF USA WASTE SERVICES, INC.


     The undersigned hereby appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis as proxies, and each of them with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of USA Waste Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 7, 1996, or at any adjournment thereof, as follows:


     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                         (continued on reverse side)
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

                            (reverse side of card)


(1) Approval of Merger with Western Waste Industries

      Approve and adopt the Agreement and Plan of Merger dated as of December 18, 1995, by and among USA Waste Services, Inc. ("USA Waste"), Riviera Acquisition Corporation ("Acquisition") and Western Waste Industries ("Western"), providing for, among other things, the merger of Acquisition with and into Western and the conversion of each outstanding share of Western common stock into 1.50 shares of USA Waste common stock.

         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]

(2) Election of Directors

      David Sutherland-Yoest, Peter J. Gibbons and Richard J. Heckmann.

                      FOR                     WITHHOLD AUTHORITY
               all nominees listed          for all nominees listed
                      [ ]                            [ ]

      INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided here:


                      ----------------------------------

(3) Approval of the Director Plan

      Approve and adopt the USA Waste Services, Inc. 1996 Stock Option Plan for Non-Employee Directors

         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]


(4) Approval of the Performance Compensation Plan

      Approve and adopt the USA Waste Services, Inc. Corporate
      Performance-Based Compensation Plan.

         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]


(5) Approval of Amendment to 1993 Stock Incentive Plan

      Approve an amendment to the USA Waste Services, Inc. 1993 Stock Incentive Plan to provide an annual limit on awards to a participant in the plan of up to 1,500,000 shares and to increase the number of shares that may be issued under the plan by 2,500,000 shares.


         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]


(6) Approval of Amendment to Restated Certificate of Incorporation of USA Waste

      Approve an amendment to the Restated Certificate of Incorporation of USA Waste to delete a provision relating to stockholders' and creditors' rights.

         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]

(7) Ratification of Coopers & Lybrand L.L.P. as independent auditors

      Ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the ensuing year.

         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]


ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED WILL BE VOTED "FOR" ITEMS 1,3,4,5,6 AND 7, and "FOR ALL NOMINEES" IN ITEM 2. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Dated:                    , 1996
      --------------------

- --------------------------------
           Signature

Please sign as name appears on this card. Joint owners should each sign. Executors, administrators, trustees etc. should give their full title. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.